DREYFUS 100% U.S. TREASURY LONG TERM FUND

                              ARTICLES OF AMENDMENT


     Dreyfus 100% U.S. Treasury Long Term Fund, a business trust formed by an Agreement and Declaration of Trust dated May 14, 1993 pursuant to the laws of The Commonwealth of Massachusetts (the "Trust"), hereby certifies to the Secretary of State of The Commonwealth of Massachusetts that:

     FIRST: The Agreement and Declaration of Trust of the Trust is hereby amended by striking out Article I, Section 1 and inserting in lieu thereof the following:

                  "SECTION 1.  NAME.  This Trust
                  shall be known as 'Dreyfus U.S. Treasury
                  Long Term Fund.'"

     SECOND: The amendment to the Agreement and Declaration of Trust herein made was duly approved at a meeting of the Trustees of the Trust on January 12, 1998 pursuant to Article IX, Section 8 of the Agreement and Declaration of Trust.

     IN WITNESS WHEREOF, Dreyfus 100% U.S. Treasury Long Term Fund has caused these Articles to be filed in its name and on its behalf by its Trustees.

                              DREYFUS 100% U.S. TREASURY LONG TERM FUND

                              By:/s/ Joseph S. DiMartino
                                     Joseph S. DiMartino, Trustee


                              By:/s/ Gordon J. Davis
                                     Gordon J. Davis, Trustee


                              By: /s/ David P. Feldman
                                      David P. Feldman, Trustee


                              By: /s/ Lynn Martin
                                      Lynn Martin, Trustee


                              By: /s/ Daniel Rose
                                      Daniel Rose, Trustee


                              By: /s/ Philip L. Toia
                                      Philip L. Toia, Trustee


                              By: /s/ Sander Vanocur
                                      Sander Vanocur, Trustee


                              By: /s/ Anne Wexler
                                      Anne Wexler, Trustee


                              By: /s/ Rex Wilder
                                      Rex Wilder, Trustee

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STATE OF NEW YORK   )
                    :  ss:
COUNTY OF NEW YORK  )


     On this 12th day of January, 1998, before me personally appeared the above-named Trustees of the Trust, to me known, and known to me to be the persons described in and who executed the foregoing instrument, and who duly acknowledged to me that such Trustees had executed the same.


                                     /s/ Judy Nieves
                                        Notary Public